UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 3, 2019

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

4768 Park Granada, Suite 200

Calabasas, CA 91302

(Address of principal executive offices)

(818) 864-4004

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2019, the Company entered into a one-year employment agreement with Mr. Novikov to serve as the Company’s Chief Technology Officer and Secretary (the “Employment Agreement”) pursuant to which Mr. Novikov will be entitled to receive an annual salary at a rate of US$8,000.00 per month, payable US$5,000.00 in cash in accordance with the regular payroll practices of the Company and US$3,000.00 in Common Stock (based on then current fair market value of the Common Stock on the date of grant as determined by the board of directors (the “Board”) of the Company). Mr. Novikov will also be eligible to earn an annual performance bonus up to fifty percent (50%) of the base salary based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The Employment Agreement provides for a severance payments in the event of employment termination by the Company without Cause (as defined in the Agreement), by Mr. Novikov for Good Reason (as defined in the Agreement), due to Disability (as defined in the Agreement) or death, in certain circumstances (such as upon termination without Cause or for Good Reason) equal to the continuation of the payment of Mr. Novikov’s base salary until the last day of the employment term. The Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Novikov.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the shares of Common Stock issuable under the Employment Agreement (the “Employment Agreement Shares”) is incorporated by reference into this Item 3.02.

The Company intends to issue the Employment Agreement Shares to Mr. Novikov, in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely on this exemption from registration for private placements based in part on representations made by Mr. Novikov, including the representations with respect to his status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Mr. Novikov’s investment intent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Employment Agreement is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Employment Agreement between the Company and Andrey Novikov dated December 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: December 6, 2019	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer

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